EXHIBIT 5

[LETTERHEAD OF STROOCK & STROOCK & LAVAN LLP]

May 7, 2002

Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

Re:	Alliance Pharmaceutical Corp. Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 600,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the 2001 Stock Option Plan of Alliance Pharmaceutical Corp. (the "Stock Option Plan") and 61,176 shares of Common Stock issuable under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. (the "401(k) Plan"; the 401(k) Plan and the Stock Option Plan are collectively referred to herein as the "Plans").

We have examined copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Plans, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP